Exhibit 99.1

Dime Community Bank to Rebrand as Dime Commercial Bank

Company to Transfer Listing of Its Securities to New York Stock Exchange

HAUPPAUGE, N.Y., February 23, 2026 (GLOBE NEWSWIRE) – Dime Community Bancshares, Inc. (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”) today announced that, subject to shareholder approval, it will change its name to “Dime Commercial Bancshares, Inc.”. The Bank’s name will change to “Dime Commercial Bank”. These changes will be effective soon after the Annual Shareholder Meeting (May 28, 2026), where there will be a vote to approve the Company’s name change.

The Company is also transferring the listing of its securities to the New York Stock Exchange (“NYSE”) on or around April 7, 2026.

As part of its rebrand, the Company put out an investor presentation which can be found here.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime is a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 (¹) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.